Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Third Quarter 2023 Results

Company delivers another strong quarterly gross margin with further expansion

Reaffirms EBITDA guidance; adjusts full year revenue and railcar delivery guidance down

CHICAGO, November 6, 2023-- FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer of railroad freight cars, today reported results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•
Revenues of $61.9 million on 503 railcar deliveries, a decrease of 27.8% compared to revenues of $85.7 million on 783 railcar deliveries in the third quarter of 2022
•
Gross margin of 14.9% with gross profit of $9.2 million, compared to gross margin of 5.3% with gross profit of $4.6 million in the third quarter of 2022
•
Net income of $3.2 million, or ($0.03) per share and Adjusted Net income of $176 thousand, or ($0.14) per share
•
Adjusted EBITDA of $3.5 million, compared to Adjusted EBITDA of $1.6 million in the third quarter of 2022
•
Railcar orders of 1,015 in the third quarter and 3,356 year-to-date, with quarter-end backlog totaling 3,800 railcars for an aggregate value of approximately $452 million
•
Updated FY23 guidance range of $365 to $380 million for revenue and 3,150 to 3,300 for railcar deliveries; Reaffirmed FY23 Adjusted EBITDA guidance of $18 to $22 million

Jim Meyer, President and Chief Executive Officer of FreightCar America, commented, “Our results this quarter underscore the power of disciplined commercial decision making combined with running the most efficient manufacturing operation in the industry. While the third quarter presented unique challenges for FreightCar America, including the disruptive impacts of the migrant issue and subsequent rail service interruption, we continued to improve the quality of our performance. Although top-line results were pressured, gross margin increased substantially with Adjusted EBITDA increasing to approximately $7,000 per railcar during the quarter, compared to approximately $2,000 in the prior year. This aligns well with our expectations as we progress toward full-scale operations and prepare to make the first deliveries from our fourth production line in the upcoming quarter.”

Fiscal Year 2023 Outlook

The Company has updated its outlook for fiscal year 2023 as follows:

Fiscal 2023 Outlook	Year-over-Year Growth at Midpoint

Revenue	$365 - $380 million	2.3%
Adjusted EBITDA	$18 - $22 million	137.8%
Railcar Deliveries	3,150 – 3,300 Railcars	1.3%

Mike Riordan, Chief Financial Officer of FreightCar America, added, “While there were macro factors at play during the quarter that muted our top-line results, the true potential of FreightCar America continues to come into focus following our extensive restructuring efforts over the last several years. Given the atypical events during the quarter, and what may continue into the fourth quarter, we are lowering our revenue guidance to between $365 million and $380 million, as well as railcar deliveries to between 3,150 and 3,300, while reaffirming our previously stated full year Adjusted EBITDA guidance range of $18 million to $22 million.”

Riordan continued, “In the quarter, FreightCar America demonstrated the ability to successfully navigate challenges while operating efficiently. We remain extremely confident in the Company’s direction, the strength and quality of the business we continue to build, and our ability to deliver results."

Third Quarter 2023 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, November 7, 2023 at 11:00 a.m. (ET) to discuss its third quarter 2023 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call via the following live and recorded methods:

Live Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1639530&tp_key=2b60b29d6f

Recorded Webcast: A recorded webcast will be available until Tuesday, November 21, 2023 on FreightCar America’s website following the conference call date at: https://investors.freightcaramerica.com/news-events/event-calendar/

Teleconference: Dial-in numbers for the live Conference Call are (877) 407-0789 or (201) 689-8562; Passcode 13742149. Please call in at least 10 minutes prior to the start time of the call. An audio replay may be accessed at (844) 512-2921 or (412) 317-6671; Passcode: 13742149.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; potential financial and operational impacts of the COVID-19 pandemic; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$15,379	$37,912
Accounts receivable, net of allowance for doubtful accounts of $41 and $126 respectively	10,697	9,571
VAT receivable	2,141	4,682
Inventories, net	122,071	64,317
Assets held for sale	—	3,675
Related party asset	1,172	3,261
Prepaid expenses	6,239	5,470
Total current assets	157,699	128,888
Property, plant and equipment, net	29,344	23,248
Railcars available for lease, net	7,002	11,324
Right of use asset operating lease	2,926	1,596
Right of use asset finance lease	31,694	33,093
Other long-term assets	644	1,589
Total assets	$229,309	$199,738

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$51,611	$48,449
Related party accounts payable	1,569	3,393
Accrued payroll and other employee costs	6,360	4,081
Accrued warranty	1,638	1,940
Customer deposits	19,644	—
Current portion of long-term debt	—	40,742
Other current liabilities	4,635	7,380
Total current liabilities	85,457	105,985
Long-term debt, net of current portion	31,062	51,494
Warrant liability	36,441	31,028
Accrued pension costs	709	1,040
Lease liability operating lease, long-term	3,284	1,780
Lease liability finance lease, long-term	32,749	33,245
Other long-term liabilities	562	3,750
Total liabilities	190,264	228,322

Commitments and contingencies
Mezzanine equity
Series C Preferred stock, $0.01 par value, 85,412 shares authorized, 85,412 and 0 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively. Liquidation value $90,947 and $0 at September 30, 2023 and December 31, 2022, respectively.	83,314	—
Stockholders’ deficit
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at September 30, 2023 and December 31, 2022)	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized, 17,903,437 and 17,223,306 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	210	203
Additional paid-in capital	93,351	89,104
Accumulated other comprehensive income	2,019	1,022
Accumulated deficit	(139,849)	(118,913)
Total stockholders' deficit	(44,269)	(28,584)
Total liabilities, mezzanine equity and stockholders’ deficit	$229,309	$199,738

See Notes to Condensed Consolidated Financial Statements (Unaudited).

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenues	$61,894	$85,743	$231,489	$235,765
Cost of sales	52,669	81,189	201,824	214,564
Gross profit	9,225	4,554	29,665	21,201
Selling, general and administrative expenses	7,511	7,112	19,750	21,878
Gain on sale of railcars available for lease	—	—	622	—
Loss on pension settlement	313	8,105	313	8,105
Operating income (loss)	1,401	(10,663)	10,224	(8,782)
Interest expense	(2,037)	(6,087)	(12,988)	(17,549)
Gain (loss) on change in fair market value of Warrant liability	4,273	(1,274)	(1,869)	(3,258)
Loss on extinguishment of debt	—	—	(14,880)	—
Other (expense) income	(228)	190	(333)	2,347
Income (loss) before income taxes	3,409	(17,834)	(19,846)	(27,242)
Income tax provision (benefit)	216	(28)	887	1,872
Net income (loss)	$3,193	$(17,806)	$(20,733)	$(29,114)
Net loss per common share – basic	$(0.03)	$(0.69)	$(0.94)	$(1.19)
Net loss per common share – diluted	$(0.03)	$(0.69)	$(0.94)	$(1.19)
Weighted average common shares outstanding – basic	29,543,963	25,718,414	28,064,410	24,470,659
Weighted average common shares outstanding – diluted	29,543,963	25,718,414	28,064,410	24,470,659

See Notes to Condensed Consolidated Financial Statements (Unaudited).

FreightCar America, Inc.

Segment Data

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Manufacturing	$58,554	$82,817	$221,877	$226,548
Corporate and Other	3,340	2,926	9,612	9,217
Consolidated revenues	$61,894	$85,743	$231,489	$235,765

Operating income (loss):
Manufacturing	$7,378	$3,054	$24,775	$16,470
Corporate and Other	(5,977)	(13,717)	(14,551)	(25,252)
Consolidated operating income (loss)	$1,401	$(10,663)	$10,224	$(8,782)

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(20,733)	$(29,114)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	3,189	3,110
Non-cash lease expense on right-of-use assets	1,873	944
Recognition of deferred income from state and local incentives	—	(2,507)
Loss on change in fair market value for Warrant liability	1,869	3,258
Loss on pension settlement	313	8,105
Stock-based compensation recognized	524	2,307
Non-cash interest expense	8,980	11,309
Loss on extinguishment of debt	14,880	—
Other non-cash items, net	(435)	(9)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,126)	(2,603)
VAT receivable	2,320	24,634
Inventories	(57,213)	(30,110)
Accounts and contractual payables	2,739	4,386
Lease liability	(2,779)	(1,439)
Customer deposits	19,644	(3,300)
Other assets and liabilities	(455)	(2,556)
Net cash flows used in operating activities	(26,410)	(13,585)

Cash flows from investing activities
Purchase of property, plant and equipment	(8,971)	(3,380)
Proceeds from sale of railcars available for lease, net of selling costs	8,356	—
Net cash flows used in investing activities	(615)	(3,380)

Cash flows from financing activities
Proceeds from issuance of preferred shares, net of issuance costs	13,254	—
Deferred financing costs	(300)	—
Borrowings on revolving line of credit	115,172	84,396
Repayments on revolving line of credit	(123,062)	(75,239)
Employee stock settlement	(106)	(57)
Payment for stock appreciation rights exercised	(6)	(4)
Financing lease payments	(460)	—
Net cash flows provided by financing activities	4,492	9,096
Net decrease in cash and cash equivalents	(22,533)	(7,869)
Cash, cash equivalents and restricted cash equivalents at beginning of period	37,912	26,240
Cash, cash equivalents and restricted cash equivalents at end of period	$15,379	$18,371

Supplemental cash flow information
Interest paid	$3,961	$6,240
Income taxes paid	$1,857	$1,110

Non-cash transactions
Change in unpaid construction in process	$51	$2,168
Accrued PIK interest paid through issuance of PIK Note	$3,161	$1,093
Issuance of preferred shares in exchange of term loan	$72,688	$—
Issuance of warrants	$3,014	$8,560
Issuance of equity fee	$685	$3,000

See Notes to Condensed Consolidated Financial Statements (Unaudited).

FreightCar America, Inc.

Reconciliation of (loss) income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Income (Loss) before income taxes	$3,409	$(17,834)	$(19,846)	$(27,242)
Depreciation & Amortization	$1,085	1,050	$3,189	3,110
Interest Expense, net	$2,037	6,087	$12,988	17,549
EBITDA	6,531	(10,697)	(3,669)	(6,583)

Change in Fair Value of Warrant (a)	(4,273)	1,274	1,869	3,258
Loss on Debt Extinguishment (b)	-	-	14,880	-
Alabama Grant Amortization (c)	-	-	-	(1,857)
Mexican Permanent VAT (d)	-	908	-	908
Loss on Pension Settlement (e)	313	8,105	313	8,105
Transaction Costs (f)	-	116	-	116
Startup Costs (g)	-	949	-	949
Consulting Costs (h)	-	226	-	988
Corporate Realignment (i)	-	63	-	1,323
Gain on Sale of Railcars Available for Lease (j)	-	-	(622)	-
Stock Based Compensation	715	817	524	2,307
Other, net	228	(190)	333	(2,347)
Adjusted EBITDA	$3,514	$1,571	$13,628	$7,167

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin.
d)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
e)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2023 and 2022.
f)
The Company incurred certain costs during 2022 for nonrecurring professional services associated with its financing arrangements.
g)
The Company incurred certain costs during 2022 related to new production lines.
h)
The Company incurred certain non-recurring consulting costs during 2022.
i)
The Company incurred certain non-recurring corporate realignment costs in 2022.
j)
The Company recorded a non-cash pre-tax gain related to sales of its leased railcar fleet in the second quarter of 2023.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net (loss) income and Adjusted Net (loss) income(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income (loss)	$3,193	$(17,806)	$(20,733)	$(29,114)

Change in Fair Value of Warrant (a)	(4,273)	1,274	1,869	3,258
Loss on Debt Extinguishment (b)	-	-	14,880	-
Alabama Grant Amortization (c)	-	-	-	(1,857)
Mexican Permanent VAT (d)	-	908	-	908
Loss on Pension Settlement (e)	313	8,105	313	8,105
Transaction Costs (f)	-	116	-	116
Startup Costs (g)	-	949	-	949
Consulting Costs (h)	-	226	-	988
Corporate Realignment (i)	-	63	-	1,323
Gain on Sale of Railcars Available for Lease (j)		-	(622)	-
Stock Based Compensation	715	817	524	2,307
Other, net	228	(190)	333	(2,347)
Total non-GAAP adjustments	(3,017)	12,268	17,297	13,750
Income tax impact on non-GAAP adjustments (k)	-	104	-	387
Adjusted Net loss	$176	$(5,434)	$(3,436)	$(14,977)

(1) Adjusted net loss represents net loss before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin.
d)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
e)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2023 and 2022.
f)
The Company incurred certain costs during 2022 for nonrecurring professional services associated with its financing arrangements.
g)
The Company incurred certain costs during 2022 related to new production lines.
h)
The Company incurred certain non-recurring consulting costs during 2022.
i)
The Company incurred certain non-recurring corporate realignment costs in 2022.
j)
The Company recorded a non-cash pre-tax gain related to sales of its leased railcar fleet in the second quarter of 2023.
k)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted net loss is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net loss is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net loss in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net loss is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

EPS	$(0.03)	$(0.69)	$(0.94)	$(1.19)

Change in Fair Value of Warrant (a)	(0.15)	0.05	0.07	0.13
Loss on Debt Extinguishment (b)	-	-	0.53	-
Alabama Grant Amortization (c)	-	-	-	(0.08)
Mexican Permanent VAT (d)	-	0.04	-	0.04
Loss on Pension Settlement (e)	0.01	0.32	0.01	0.33
Startup Costs (f)	-	0.04	-	0.04
Consulting Costs (g)	-	0.01	-	0.04
Corporate Realignment (h)	-	-	-	0.05
Gain on Sale of Railcars Available for Lease (i)	-	-	(0.02)	-
Stock Based Compensation	0.02	0.03	0.02	0.09
Other, net	0.01	(0.01)	0.01	(0.10)
Total non-GAAP adjustments pre-tax per-share	(0.11)	0.48	0.62	0.54
Income tax impact on non-GAAP adjustments per share (j)	-	-	-	0.02
Adjusted EPS	$(0.14)	$(0.21)	$(0.32)	$(0.63)

(1) Adjusted EPS represents basic EPS before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin.
d)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
e)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2023 and 2022.
f)
The Company incurred certain costs during 2022 for nonrecurring professional services associated with its financing arrangements.
g)
The Company incurred certain costs during 2022 related to new production lines.
h)
The Company incurred certain non-recurring consulting costs during 2022.
i)
The Company incurred certain non-recurring corporate realignment costs in 2022.
j)
The Company recorded a non-cash pre-tax gain related to sales of its leased railcar fleet in the second quarter of 2023.
k)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.